     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 2001
                                                     REGISTRATION NO. 333-
                                                                          ------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          INSITUFORM TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                     13-3032158
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                    Identification Number)

        702 SPIRIT 40 PARK DRIVE
         CHESTERFIELD, MISSOURI                                63005
(Address of principal executive offices)                    (Zip Code)

                             ----------------------

                          INSITUFORM TECHNOLOGIES, INC.
                       2001 EMPLOYEE EQUITY INCENTIVE PLAN

                                 JOSEPH A. WHITE
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          INSITUFORM TECHNOLOGIES, INC.
                            702 SPIRIT 40 PARK DRIVE
                          CHESTERFIELD, MISSOURI 63005
                    (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (636) 530-8000

                             ----------------------

                                   Copies to:
     THOMAS A. A. COOK, ESQ.                         ROBERT M. LAROSE, ESQ.
VICE PRESIDENT AND GENERAL COUNSEL                     THOMPSON COBURN LLP
   INSITUFORM TECHNOLOGIES, INC.                        ONE FIRSTAR PLAZA
     702 SPIRIT 40 PARK DRIVE                      ST. LOUIS,  MISSOURI  63101
   CHESTERFIELD, MISSOURI  63005                         (314) 552-6000
          (636) 530-8000


                                         CALCULATION OF REGISTRATION FEE
=============================================================================================================================
 Title of Securities to     Amount to be      Proposed Maximum Offering       Proposed Maximum         Amount of Registration
      be Registered          Registered         Price Per Share(1)        Aggregate Offering Price(1)           Fee
-----------------------------------------------------------------------------------------------------------------------------

 Class A common stock,    1,000,000 shares            $33.93                     $33,930,000                $8,482.50
    $0.01 par value
=============================================================================================================================

(1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(h), based upon the average of the high and low sale prices of Class A common stock, $0.01 par value, of the Registrant as reported on the Nasdaq National Market on July 30, 2001.

                             ----------------------

         The undersigned Registrant hereby files this Registration Statement on Form S-8 (this "Registration Statement") to register 1,000,000 shares of Insituform Technologies, Inc. (the "Company") Class A common stock, $0.01 par value (the "Class A Common Stock"), for issuance to participants under the Insituform Technologies, Inc. 2001 Employee Equity Incentive Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

         (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (iii) The Company's Current Reports on Form 8-K filed January 17, 2001, March 14, 2001, April 12, 2001 and April 19, 2001; and

         (iv) The description of the Company's Class A Common Stock as contained in the Registration Statement filed pursuant to
                  Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.

         The Company's Restated Certificate of Incorporation, as amended, requires the Company to indemnify all persons whom the Company may indemnify under Section 145 of the Delaware General Corporation Law (the "DGCL") to the full extent permitted by Section 145 as it may be amended from time to time. Subject to restrictions contained in the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of

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

the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Such indemnification may also be provided in any action or suit by or in the right of the corporation, except that no indemnification shall be made with respect to any amounts to which the person has been found liable to the corporation unless the court shall determine that such person is fairly and reasonably entitled to indemnity despite the adjudication of liability. Such determination shall be made by the corporation or, with respect to a person who is a director or officer at the time of such determination, by (a) a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion or (d) by the stockholders. A person who is successful on the merits or otherwise in any action, suit or proceeding covered by the indemnification statute shall be indemnified against expenses actually and reasonably incurred in connection with such action, suit or proceeding. Expenses incurred in defense of any action, suit or proceeding may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the person to repay such amount if it is ultimately determined that the person is not entitled to indemnification under the statute.

         The indemnification provided by the DGCL is not exclusive of any other rights to indemnification to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute.

         Paragraph Tenth of the Company's Restated Certificate of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or for unlawful stock purchase or redemption of the corporation's stock under Section 174 of the DGCL,
(iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date Paragraph Tenth became effective.

         In addition to the provisions in its Restated Certificate of Incorporation, as amended, the Company has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by the Company for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company. The Company has also entered into indemnification agreements with individual directors and officers. These agreements generally provide such directors and officers with a contractual right of indemnification to the full extent provided by applicable law and the charter documents of the Company as in effect at the respective dates of such agreements.

         The Company has placed in effect insurance which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to provisions in its Restated Certificate of


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


Incorporation, as amended, or otherwise and (b) to insure the officers and directors of the Company against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 8.  Exhibits.

         See Exhibit Index on page 8 hereof.

Item 9.  Undertakings.


         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis County, State of Missouri, on August 3, 2001.

                             INSITUFORM TECHNOLOGIES, INC.



                             By /s/ Joseph A. White
                                ------------------------------------------------
                                Joseph A. White
                                Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Joseph A. White the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the 2001 Employee Equity Incentive Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                                TITLE                                  DATE
---------                                                -----                                  ----


/s/ Anthony W. Hooper                     President, Chief Executive Officer               August 3, 2001
---------------------------------                   and Director
Anthony W. Hooper
Principal Executive Officer


/s/ Joseph A. White                       Vice President and Chief Financial               August 3, 2001
---------------------------------                       Officer
Joseph A. White
Principal Financial and Accounting
Officer


/s/ Robert W. Affholder                                Director                            August 3, 2001
---------------------------------
Robert W. Affholder



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



/s/ Paul A. Biddelman                                  Director                            August 3, 2001
---------------------------------
Paul A. Biddelman


/s/ Stephen P. Cortinovis                              Director                            August 3, 2001
---------------------------------
Stephen P. Cortinovis


/s/ Juanita H. Hinshaw                                 Director                            August 3, 2001
---------------------------------
Juanita H. Hinshaw


/s/ Thomas N. Kalishman                                Director                            August 3, 2001
---------------------------------
Thomas N. Kalishman


/s/ Sheldon Weinig                                     Director                            August 3, 2001
---------------------------------
Sheldon Weinig


/s/ Alfred L. Woods                                    Director                            August 3, 2001
---------------------------------
Alfred L. Woods


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




                                  EXHIBIT INDEX

  EXHIBIT NO.

       4.1 Restated Certificate of Incorporation, as amended, of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

       4.2 By-Laws, as amended, of the Company, incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

       5.1 Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

      23.1        Consent of Arthur Andersen LLP.

      23.2        Consent of Thompson Coburn LLP (included in Exhibit 5.1).

      24.1        Power of Attorney (set forth on signature page hereto).

      99.1        Insituform Technologies, Inc. 2001 Employee Equity Incentive
                  Plan.


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